UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 5, 2007, Sirius Satellite Radio Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K containing the following additional disclosure regarding its contemplated business combination with XM Satellite Radio Holdings Inc.:

On or about October 9, 2007, Sirius Satellite Radio Inc. (“Sirius” or the “Company”) mailed a proxy statement relating to a special meeting of stockholders scheduled for November 13, 2007 to vote on proposals in connection with the pending merger with XM Satellite Radio Holdings Inc. (“XM”). At the special meeting, stockholders will vote on, among other things, whether to amend Sirius’ certificate of incorporation to increase the number of authorized shares of Sirius common stock and approve the issuance of Sirius common stock and Sirius Series A convertible preferred stock pursuant to the Agreement and Plan of Merger, dated as of February 19, 2007, by and among Sirius, XM and Vernon Merger Corporation.

As disclosed in the proxy statement, Sirius, Joseph P. Clayton, Mel Karmazin, Leon D. Black, James F. Mooney, Michael J. McGuiness, Warren N. Lieberfarb, James P. Holden, and Lawrence F. Gilberti are defendants in two purported class action lawsuits entitled Brockwell v. Sirius Satellite Radio, Inc., et al., Index No. 60019/07 and Johnson v. Sirius Satellite Radio, Inc., et al., Index No. 600899/07, pending in New York Supreme Court, New York County (Commercial Division). Plaintiffs in these lawsuits allege that, in connection with the merger, the Sirius Board of Directors failed to adequately account for and consider: (i) the true value of Sirius and XM; (ii) certain XM litigation and regulatory liabilities; and (iii) the impact of concessions that Sirius and XM would need to make in order to obtain antitrust approval for the merger. Sirius and the other defendants deny these allegations.

Solely to avoid the costs, risks and uncertainties inherent in litigation and to allow stockholders to vote on the proposals required in connection with the merger at the scheduled meeting, Sirius and the other defendants have entered into a memorandum of understanding with plaintiffs’ counsel in the Brockwell and Johnson lawsuits (the “Memorandum of Understanding”) pursuant to which Sirius, the other named defendants and the plaintiffs have agreed to settle the lawsuits subject to court approval. If the court approves the settlement, the lawsuits will be dismissed with prejudice.

In the Memorandum of Understanding, Sirius agreed to provide certain additional information to stockholders through publicly available filings. Without admitting in any way that the disclosures below are material or otherwise required by law, Sirius makes the following supplemental disclosures:

Supplemental Disclosures Concerning Background of the Merger

On October 24, 2006, Mr. Karmazin briefed the Sirius board of directors on his discussions with XM regarding a possible business combination, summarizing his discussions with Messrs. Parsons and Panero over the past month. Among other things, Mr. Karmazin discussed with the Sirius board of directors regulatory issues involved with a merger, the likely market reaction, and the value creation and synergies that would arise from a business combination. The Sirius board of directors engaged in an extensive discussion of the potential cost savings, including savings in cost centers, research and development and general and other expenses. The board further discussed XM’s assets, its relationships with automakers, whether there were other potential bidders for XM, and XM’s capital structure. Following this discussion, the Sirius board authorized Mr. Karmazin to continue discussions with XM.

In connection with their due diligence reviews, Sirius and XM instituted procedures to ensure that competitive information that was not legally appropriate to disclose was not exchanged by the management of the companies. In certain cases, management of each company reviewed documents provided by the other company that did not include competitive information; and, in other instances, outside counsel to each company reviewed materials but was not permitted to share competitively sensitive information with their clients. Sirius and Sirius’ advisors reviewed, among other things, XM’s agreements with automakers (Toyota, Hyundai, Nissan, General Motors, Honda), sports leagues and conferences (MLB, NHL, ACC, Big East, Pac-10), retailers (Wal-Mart, Circuit City, Best Buy), news providers (CNN, Fox News), entertainment content providers (Oprah, Opie & Anthony, Starbucks, ABC/ESPN), technical service providers (Loral, Sea Launch) and radio manufacturers (Delphi).

Sirius’ advisors also conducted a due diligence review of XM’s litigation and regulatory matters, including but not limited to: (i) the purported stockholder class action captioned In re XM Satellite Radio Sec. Litig., Civ. Act. No. 06-00802 (ESH) (D.C.), which has since been dismissed with prejudice; (ii) an action by members of the recording industry captioned Atlantic Recording Corp., et al., v. XM Satellite Radio, Inc., No. 06-3733 (DAB) (GWG) (S.D.N.Y.); (iii) a purported consumer class action captioned Enderlin v. XM Satellite Radio Holdings, Inc., et al., (E. Dist. Ark.); (iv) proceedings before the Copyright Royalty Board; (v) an arbitration concerning satellite insurance matters; and (vi) various FCC, FTC and SEC inquiries. In connection with these matters, Sirius’ advisors reviewed pleadings and court filings, conducted research and received briefings from XM’s in-house and outside counsel.

Supplemental Disclosure Concerning Reasons for the Merger

Sirius believes that the merger will result in significant cost synergies. Wall Street equity analysts have published estimates of the present value of cost synergies ranging from $3 billion to $9 billion. Sirius expects operating cost savings to be achievable in almost every cost item on the companies’ income statement, including:

•	sales and marketing (through, among other things, lower brand advertising expense, cost reductions in retail relationship management, sales training, retail placement monitoring, and ad sales);

•	subscriber acquisition (through areas such as lower radio production costs driven by enhanced scale);

•

research and development (including through the possible elimination of duplicative R&D efforts with the adoption of technological developments across platforms, and the elimination of overlapping R&D resources);

•	general and administrative expenses (through the elimination of redundant staff);

•	product development;

•	content (through potential improvement in margins given broader audience reach and lower internal programming costs by elimination of certain channel overlap); and

•	programming operating infrastructure (as a result of the potential to rationalize maintenance and administrative capital expenditures, and avoid the duplication of disaster recovery expenses).

Moreover, over the long-term, Sirius believes the combined company will derive significant additional value by procuring its future generation satellites and terrestrial repeaters as a single entity and by potentially reducing satellite, engineering and support requirements.

Supplemental Disclosure Concerning the Sirius Board of Directors’ Recommendation

The factors and risks considered by the Sirius board of directors in connection with its determination that the merger and entering into the merger agreement with XM are advisable and in the best interest of Sirius and its stockholders, and its approval thereof, also include the probability that other strategic alternatives would fail to provide Sirius’ stockholders with the same value, synergies and cost savings as would a business combination with XM.

Supplemental Disclosure Concerning Opinion of Financial Advisor to the Sirius Board of Directors

The table below lists premiums for the transactions reviewed in connection with this analysis:

Deal	1 Day	5 Days	10 Days	20 Days	30 Days	90 Days
Bank of New York/Mellon Financial	6%	6%	6%	7%	6%	8%
CVS/Caremark	6%	5%	3%	1%	(1%)	0%
Goldcorp/Glamis	32%	32%	33%	35%	35%	39%
Thermo Electron/Fisher	7%	8%	8%	7%	8%	3%
Alcatel/Lucent	7%	4%	0%	(2%)	(3%)	(6%)
AT&T/Bellsouth	18%	17%	17%	19%	20%	20%
Symantec/Veritas	10%	29%	39%	47%	50%	55%

Sirius paid Morgan Stanley $4,576,000 in connection with Morgan Stanley’s services rendered as the administrative and collateral agent under its $250 million senior secured term credit facility. In addition, in the five years preceding the execution of the merger agreement, Sirius paid Morgan Stanley an aggregate of approximately $28,000,000 in connection with the underwriting and placement of various issuances of convertible debt securities and debt securities.

Supplemental Disclosure Concerning Regulatory Approvals Required for the Merger

In response to a “Second Request” for information relating to the merger from the U.S. Department of Justice, Sirius has produced millions of pages of documents from the files of many of its executives. These documents include business planning documents, documents discussing competition in the audio entertainment industry, pricing documents, as well as documents covering numerous other categories. In response to the Second Request, Sirius has also produced data regarding its business operations, including information on revenues, sales, and prices which was requested by the Department of Justice. As part of its investigation and as is typical in Second Request investigations, the Department of Justice has taken deposition testimony and, Sirius understands, has requested information from some third parties, including from Sirius’ competitors in audio entertainment. On September 4, 2007, Sirius and XM each certified to the Department of Justice that they were in substantial compliance with the Second Request.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM to obtain the required stockholder approvals; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’ and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Has Been Filed with the SEC

This communication is being made in respect of the proposed business combination involving Sirius and XM. In connection with the proposed transaction, Sirius has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Sirius and XM have filed with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus was mailed to stockholders of Sirius and XM on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Sirius and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E., Washington, DC 20002, Attention: Investor Relations.

Sirius, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sirius’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.